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                                                                      EXHIBIT 16


November 14, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated November 8, 2001, of Pet Quarters, Inc. and are in agreement with the statements contained in the second paragraph on page number two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                             /s/ Ernst & Young LLP